Exhibit 10.1

Supply Agreement

Seller:	Contract No.:
Place of Signing:
Buyer: Fujian Jinjiang Chendai Ansheng Shoes and Clothing Co., Ltd. Date:

1. Name, Specification, Quantity, Price, Delivery Schedule and Quality of the Product
Item	Specification	Unit	Quantity	Price	Amount	Delivery Schedule

2. Quality and Technical Standards, Period and Condition of Quality Guarantee:
Subject to the sample provided after the order is confirmed.

3. Method and Place of Delivery: Ansheng’s warehouse

4. Method, Destination and Cost of Transportation:
The Seller shall bear all the shipping cost.

5. Package Standard, Supply and Recovery of the Packing Material:
Subject to the order.

6. Standard and Method of Inspection and Acceptance, Period for Objection:
Subject to the sample and quality control manual supplied by the Seller.

7. Period and Method of Payment:
When requested by the Buyer, the Supplier shall deliver the products with the ordered quality and quantity to the place designated by the Buyer along with the necessary invoices and documents. The Buyer shall make the payment within 2 month after the delivery.

8. Breach of Contract:
If there is any damage or loss caused by a) delay of delivery; b) quality problem; and/or c) lack of quantity, the Supplier shall bear the liability.

9. Dispute Settlement:
By friendly consultations.

10. Miscellaneous

11. There are two counterparts of this Agreement. This Agreement shall take effect at the date hereof.

Buyer	Seller
Company Name: Fujian Jinjiang Chendai Ansheng Shoes and Clothing Co., Ltd.	Company Name:
Address:	Address:
Legal Representative:	Legal Representative:
Agent:	Agent:
Tel:	Tel:
Bank Name:	Bank Name:
Bank Account:	Bank Account:
Taxpayer Identification Number:	Taxpayer Identification Number: